Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:

Chapter 11 Case No.

Lehman Brothers Holdings Inc., et al.,	08-13555
Jointly Administered

Debtors.

QUARTERLY FINANCIAL REPORT

AS OF JUNE 30, 2023

DEBTORS’ ADDRESS:	LEHMAN BROTHERS HOLDINGS INC.
c/o ROSE HAUZENBERG
110 EAST 42ND STREET
SUITE 820
NEW YORK, NY 10017

DEBTORS’ ATTORNEYS:	WEIL, GOTSHAL & MANGES LLP
c/o GARRETT A. FAIL
767 FIFTH AVENUE
NEW YORK, NY 10153

REPORT PREPARER:	LEHMAN BROTHERS HOLDINGS INC., AS PLAN ADMINISTRATOR

Date: September 28, 2023

Quarterly Financial Report as of June 30, 2023 (Unaudited)

Table of Contents

I.	Schedule of Debtors	3

II.	Cash Flow Estimates	4

III.	Notes to the Cash Flow Estimates	6

	Note 1 - Basis of Presentation	6

	Note 2 - Due from Non-Controlled Affiliates	9

	Note 3 - Due to LBHI from LBHI-Controlled Affiliates	12

	Note 4 – Legal Proceedings	13

	Note 5 – Taxes Payable	16

	Note 6 – Subsequent Events	17

IV.	Balance Sheets	18

QUESTIONS

The Company has established an email address to receive questions from readers regarding this presentation and its other financial disclosures. The Company plans to review questions received, and for those subjects which the Company determines a response would not (i) violate a confidentiality provision, (ii) place the Company in a competitive or negotiation disadvantage, or (iii) be unduly burdensome relative to the value of information requested, the Company shall endeavor to post a response on the website listed below (maintaining the anonymity of the originators of the questions). The Company assumes no obligation to respond to email inquiries.

Please email questions, with document references as relevant, to:

QUESTIONS@lehmanholdings.com

The Company’s previously posted responses can be found on the Epiq website maintained for the Company: www.lehman-docket.com under the Key Documents tab and the Responses to Questions Submitted category

Quarterly Financial Report as of June 30, 2023 (Unaudited)

I.	Schedule of Debtors

The twenty-three entities listed below (the “Debtors”) filed for bankruptcy in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on the dates indicated below. On December 6, 2011, the Bankruptcy Court confirmed the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”). On March 6, 2012, the “Effective Date” (as defined in the Plan) occurred. As of the date hereof, the following Debtor’s chapter 11 case remains open:

	Case No.	Date Filed (“Commencement Date”)
Lehman Brothers Holdings Inc. (“LBHI”)	08-13555	09/15/2008

The following Debtors’ chapter 11 cases were closed pursuant to final decrees entered by the Bankruptcy Court (Docket No. 51920, No. 54163, No. 58257, No. 59472, No. 60623, and No. 61162):

	Case No.	Date Filed	Date Closed
LB 745 LLC	08-13600	09/16/2008	01/28/2016
PAMI Statler Arms LLC	08-13664	09/23/2008	01/28/2016
CES Aviation LLC	08-13905	10/05/2008	01/28/2016
CES Aviation V LLC	08-13906	10/05/2008	01/28/2016
CES Aviation IX LLC	08-13907	10/05/2008	01/28/2016
LB 2080 Kalakaua Owners LLC	09-12516	04/23/2009	01/28/2016
LB Somerset LLC	09-17503	12/22/2009	01/28/2016
LB Preferred Somerset LLC	09-17505	12/22/2009	01/28/2016
East Dover Limited	08-13908	10/05/2008	12/15/2016
Luxembourg Residential Properties Loan Finance S.a.r.l.	09-10108	01/07/2009	12/15/2016
Merit LLC	09-17331	12/14/2009	12/15/2016
Lehman Brothers Derivative Products Inc. (“LBDP”)	08-13899	10/05/2008	06/14/2018
Lehman Brothers Financial Products Inc. (“LBFP”)	08-13902	10/05/2008	06/14/2018
Lehman Scottish Finance L.P.	08-13904	10/05/2008	06/14/2018
LB Rose Ranch LLC	09-10560	02/09/2009	06/14/2018
Lehman Brothers Commodity Services Inc. (“LBCS”)	08-13902	10/03/2008	02/11/2019
Lehman Brothers Commercial Corporation (“LBCC”)	08-13901	10/05/2008	02/11/2019
Structured Asset Securities Corporation	09-10558	02/09/2009	02/11/2019
Lehman Brothers OTC Derivatives Inc. (“LOTC”)	08-13893	10/03/2008	05/04/2020
Lehman Brothers Commercial Paper Inc. (“LCPI”)	08-13900	10/05/2008	05/04/2020
BNC Mortgage LLC	09-10137	01/09/2009	05/04/2020
Lehman Brothers Special Financing Inc. (“LBSF”)	08-13888	10/03/2008	07/01/2021

Quarterly Financial Report as of June 30, 2023 (Unaudited)

II.	Cash Flow Estimates

Lehman Brothers Holdings Inc. & LBHI-Controlled Affiliates

($ in millions)		As of 4/6/23	Cash Activity 4/7/23 - 6/30/23	Estimate Changes	Transfers, Reclassifications, Adjustments	As of 6/30/23
CASH AND INVESTMENTS
Reserves for Disputed Claims		$17	$—	$—	$—	17
Reserves for Operating Expenses, Taxes, and Other		88	(4)	(2)	—	82

Total Cash & Investments - Restricted		105	(4)	(2)	—	99
Total Cash & Investments - Unrestricted		34	1	2	—	38

TOTAL CASH AND INVESTMENTS [A]		$139	$(3)	$—	$—	137

CASH FLOW ESTIMATES
Net Receipts
Financial Instruments		$17	$(0)	$0	$—	17
Other		7	(1)	2	—	8

Sub-Total - Net Receipts		25	(2)	2	—	25

Recoveries From Non-Controlled Affiliates	Note 2
Europe		214	(0)	5	—	219
Asia		8	—	(0)	—	8

Sub-Total - Recoveries From Non-Controlled Affiliates		222	(0)	5	—	227

Operating Expenses and Other		(71)	4	0	—	(66)

Estimated Taxes Payable	Note 6	(18)	—	2	—	(16)

TOTAL CASH FLOW ESTIMATES [B]		$158	$2	$10	$—	170

ESTIMATED CASH AVAILABLE FOR DISTRIBUTIONS [A+B]		$297	$(0)	$10	$—	306

Quarterly Financial Report as of June 30, 2023 (Unaudited)

Estimated Remaining Creditor Recoveries

The following schedule shows the estimated remaining creditor recoveries from LBHI by claim class, based on the “Estimated Cash Available for Distributions” in the preceding table on page 4. The estimated remaining recoveries on page 4 and the schedule below do not include potential recoveries from the Excluded Recoveries (See Note 4 – Legal Proceedings).

($ in millions)

Lehman Brothers Holdings Inc.

		Allowed Claims Eligible for Distributions (1)	Estimated Remaining Recovery	Estimated Remaining Recovery % as of 06.30.23	Actual Recovery % Thru D26 (2)	Estimated End of Case Recovery %
Class	Designation	$	$	A	B	= A + B
3	Senior Unsecured	$82,521	$154	0.186%	46.550%	46.736%
4A	Senior Affiliate Claims	33,537	55	0.164%	37.494%	37.657%
4B	Senior Affiliate Guarantee	9,521	15	0.160%	36.587%	36.747%
5	Senior Third-Party Guarantee	30,557	39	0.128%	29.274%	29.402%
7	General Unsecured	4,930	9	0.173%	43.577%	43.751%
8	Derivative Affiliate / Affiliate Guarantee Claims	451	1	0.150%	34.447%	34.598%
9A	Third Party Guarantee Derivatives	17,923	22	0.120%	27.555%	27.675%
9B	Third Party Guarantee Derivatives RACER’s	—	—	0.073%	16.752%	16.825%
10A	Subordinated Class 10A Claims	3,399	—	—	—	—
10B	Subordinated Class 10B Claims	10,330	—	—	—	—
10C	Subordinated Class 10C Claims	1,493	—	—	—	—

	Cash Available for Distributions on Allowed Claims	$194,663	$294

	Cash Held on Behalf of Disputed Claims, Net (3)		12

	Estimated Cash Available for Distributions		$306

(1)

Estimated Recovery percentages are calculated based on recoveries of Allowed Claims Eligible for Distributions as reported on Exhibit B of the 26th Distribution Notice filed on March 30, 2023. For purposes of this calculation:

a.

Allowed Claims exclude (i) claims against LBHI satisfied in full through the combination of the primary obligor and guarantee distributions from LBHI, and (ii) previously Allowed Claims that have been withdrawn.

b.	Allowed Claims Eligible for Distributions exclude Allowed Claims that LBHI owns against itself.

(2)

The 26th Plan Distribution occurred on April 6, 2023 (“D26”). Through D26, the Debtors have made distributions to creditors totaling $129.0 billion, of which $96.0 billion were payments on account of claims owned or formerly owned by third party creditors.

The 27th Plan Distribution is scheduled to occur on October 5, 2023.

(3)

The last remaining Disputed Claim is a Class 9A – Third Party Guarantee Derivative claim relating to a primary claim held by Enasarco against Lehman Brothers Finance S.A. (“LBF”). LBHI has entered into a stipulation such that the allowed amount of this Class 9A claim will be based on the outcome of LBF’s litigation against Enasarco in Switzerland, subject to a cap. LBHI has reserved for the full potential obligation under this agreement, including corresponding Plan Adjustments and interest calculated pursuant to the Plan, entirely in cash. See Note 4 – Legal Proceedings – LBF – Enasarco for further information.

Quarterly Financial Report as of June 30, 2023 (Unaudited)

III.	Notes to the Cash Flow Estimates

Note 1 – Basis of Presentation

Objectives

On the Effective Date, the Plan became effective and the Debtors emerged from bankruptcy with a new Board of Directors (LBHI’s Board of Directors hereinafter referred to as the “Board”). The Company continues to pursue the objectives of asset value maximization and timely distributions to creditors of available cash through the optimal execution of an orderly wind down process. Pursuant to the Plan, the Plan Administrator has made and expects to continue to make distributions to creditors of LBHI.

Basis of Presentation

The information and data included in the Quarterly Financial Report, including the Notes to the Cash Flow Estimates (the “Quarterly Financial Report”) are derived from sources available to LBHI and LBHI-Controlled Affiliates (collectively, the “Company”). The term “LBHI-Controlled Affiliates” refers to those affiliates that are directly or indirectly controlled by LBHI and have not filed for protection under Chapter 11 of the Bankruptcy Code. LBHI-Controlled Affiliates excludes, among others, certain affiliates (such as Lehman Brothers International (Europe) (in administration) (“LBIE”)) that were not managed or controlled by LBHI as of the Effective Date and are under separate administrations abroad (collectively, “Non-Controlled Affiliates”).

The information and data included in these cash flow estimates and notes thereto (the “June 30, 2023 Cash Flow Estimates”) were prepared to update the April 6, 2023 Cash Flow Estimates filed on June 30, 2023 (the “April 6, 2023 CFE”) and are based on estimated cash flows from assets managed in an orderly wind down and/or sale (and related costs of operations) until the Company’s activities are fully resolved.

These June 30, 2023 Cash Flow Estimates include an estimate of expenses to be paid through final termination of the Company on such matters as asset disposition, litigation and disputed claims resolution, administrative wind-down, and related activities. These estimates also include the estimated costs of a small subset of the Company’s current staff committed to stay for many years, if necessary, to oversee the resolution of remaining disputes, other matters and residual wind down activities. These estimates are subject to ongoing review and revision. Actual expenses may differ materially from these estimates.

The Company has prepared the Quarterly Financial Report based on the information available to the Company at the date of filing; however, such information may be incomplete and may be materially deficient. Material uncertainties continue to exist regarding the ultimate value realizable from the Company’s assets, the timing of asset recoveries, future costs, and the eventual level of allowed creditors’ claims. Accordingly, the Quarterly Financial Report is not meant to be relied upon as a complete description of the Company, its business, condition (financial or otherwise), results of operations, prospects, assets, or liabilities. The Company reserves all rights to revise this report.

In preparing the Quarterly Financial Report, the Company made various estimates and assumptions based on information available to the Company. As such, this report contains forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements containing information regarding the intent, belief or current expectation of the Company and members of its management. Accordingly, the financial information herein is subject to change and any such change may be material.

Quarterly Financial Report as of June 30, 2023 (Unaudited)

Note 1 – Basis of Presentation (continued)

The Quarterly Financial Report should be read in conjunction with the Company’s previous filings, including Form 8-K reports as filed with the United States Securities and Exchange Commission (“SEC”), the Plan and related Disclosure Statement (the “Disclosure Statement”) dated August 31, 2011, and other documents filed after the Commencement Dates with various regulatory agencies or the Bankruptcy Court by LBHI and LBHI-Controlled Affiliates.

Future expenses and distributions are dependent in large measure on the resolution of various legal matters involving the Company and its Non-Controlled Affiliates. (See Litigation below.) The remaining legal matters require resolution in the United States, as well as multiple foreign jurisdictions, including the United Kingdom (UK), Germany, Switzerland, India, and Australia. The timing for achieving final administrative or judicial resolution of these legal issues is uncertain. Consequently, the Company cannot definitively specify a date for the final termination of its activities.

All cash flows in these Estimates are presented on an undiscounted basis.

Key Assumptions

Recoveries from Non-Controlled Affiliates

Estimates of recoveries from Non-Controlled Affiliates are based on information obtained from both Non-Controlled Affiliates’ fiduciaries, as well as information obtained by the Company through settlement negotiations and involvement on creditors’ committees. (See Note 2 – Due from Non-Controlled Affiliates for additional information)

Certain receivables from Non-Controlled Affiliates are denominated in foreign currencies, and as such, estimated recoveries related to these receivables are subject to movements in foreign exchange rates. The Company does not hedge against movements in foreign exchange rates.

The majority of estimated remaining recoveries from Non-Controlled Affiliates are contingent upon (i) the resolution of matters in dispute and/or active litigation, (ii) the receipt of non-U.S. government and/or Court approvals, and/or (iii) the final wind down of estates not controlled by the Plan Administrator. As such, the timing and amount of future recoveries from Non-Controlled Affiliates are uncertain, and actual recoveries may differ materially from these estimates.

At this stage, the number of outstanding matters has been substantially reduced, allowing for greater transparency into the Company’s internal and confidential assumptions regarding expected recoveries on individual contested matters. Such transparency could undermine the ability of the Company to achieve optimal outcomes through negotiated settlements. Solely for the purpose of maintaining the confidentiality of its assumptions relating to these uncertain recoveries, which are informed by privileged advice from counsel, the Company excludes from its June 30, 2023 Cash Flow Estimates all potential recoveries related to the dispute between LBHI and other creditors (known as “ECAPS”) over entitlements to certain funds available for subordinated creditors at non-controlled UK affiliate Lehman Brothers Holdings PLC (“LBH PLC”). (See Excluded Recoveries in Note 4 – Legal Proceedings for further information.) As a result, LBHI excludes from its June 30, 2023 Cash Flow Estimates all potential recoveries from its subordinated debt claim against LBH PLC (including indirectly LBIE’s litigation against AGR), and its agreements with holders of approximately 16.8% of ECAPS.

Quarterly Financial Report as of June 30, 2023 (Unaudited)

Note 1 – Basis of Presentation (continued)

Litigation

The Company is involved directly and/or indirectly in numerous litigations and disputes that will impact its recoveries from Non-Controlled Affiliates. The Company’s estimates of recoveries from Non-Controlled Affiliates incorporate the Company’s current assumptions regarding the resolution of these matters. The June 30, 2023 Cash Flow Estimates exclude all potential recoveries from LBHI’s subordinated debt claim against LBH PLC (including indirectly LBIE’s litigation against AGR), and its agreements with holders of approximately 16.8% of ECAPS, which are treated as Excluded Recoveries herein (see Note 4 – Legal Proceedings in for additional information).

In addition, the Company has certain litigation pending against other parties in U.S. courts which may result in potential recoveries to the Company. For the purpose of these June 30, 2023 Cash Flow Estimates, estimates for all such litigations are included (see Note 4 – Legal Proceedings for additional information). The estimated costs (i.e., professional, legal, and advisory fees) of supporting all of the Company’s litigations, including the Excluded Recoveries, are included.

Reporting of Claim Assignments

As part of the Company’s planned operational wind down and legal entity dissolution process, LBHI has received claims against itself by way of assignment from various affiliated entities, with no resulting economic effect on estimated overall recoveries. The receivables and payables of such claims are netted in this Quarterly Financial Report.

This Quarterly Financial Report:

•	reflects activities through June 30, 2023;

•	is not audited nor prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”);

•	includes certain items that remain under continuing review by the Company and may be accounted for differently in future Quarterly Financial Reports.

Due from Affiliates

(as shown in the Balance Sheets and Note 2 and Note 3 herein)

Due from Affiliates represents (i) LBHI and LBHI-Controlled Affiliates receivables related to transactions with Non-Controlled Affiliates, and (ii) LBHI receivables related to transactions with LBHI-Controlled Affiliates.

Following the announcement in August 2022 by the UK Supreme Court that it declined to hear LBHI’s appeal on the ECAPS matter, the Company amended its methodology for recording Due from Non-Controlled Affiliates balances and Due to LBHI from LBHI-Controlled Affiliates balances in the Balance Sheets. In prior periods, the Company had recorded these receivables in the Balance Sheets at historical book values, and where applicable, the balances were recorded net of cash distributions. In these June 30, 2023 Balance Sheets, Due from Non-Controlled Affiliates and Due to LBHI from LBHI-Controlled Affiliates are recorded at estimated maximum potential remaining recoveries. These estimates for maximum potential remaining recoveries are materially higher in the aggregate than the Company’s current total estimated recoveries on these claims. These estimates are subject to ongoing review and revision.

Quarterly Financial Report as of June 30, 2023 (Unaudited)

Note 2 – Due from Non-Controlled Affiliates

The following table presents, on an aggregate basis for LBHI and LBHI-Controlled Affiliates, admitted or agreed filed claims, collections to date from Non-Controlled Affiliates, aggregate Maximum Potential Recovery, and aggregate estimated remaining recoveries:

							Estimated Recoveries (3)
$ in millions	Local Currency	Admitted or Agreed Claims in Local Currency (1)	Collections To Date in Local Currency (1)	Admitted or Agreed Filed Claims in USD (1)	Collections To Date in USD (1)	Maximum Potential Recovery in USD (2)	LBHI & LBHI- Controlled Affiliates
Europe
Lehman Brothers Holdings PLC - Subordinated (4)	GBP	1,061	—	1,348	—		Not included

Total Europe - Subordinated (5)				1,348	—		Not included
Lehman Brothers Finance S.A. (5)	CHF	11,092	(2,308)	12,392	(2,579)
Lehman Brothers Holdings PLC - Senior (5)	GBP	402	(308)	511	(391)
Thayer Properties Limited	GBP	172	(103)	218	(131)
LB (PTG) Ltd (5)	GBP	171	(94)	217	(119)
Lehman Brothers Limited (5)	GBP	155	(131)	197	(167)

Total Europe - Senior (6)				13,535	(3,388)		219

Total Europe				14,883	(3,388)	1,996	219

Asia
LB Commercial Corp. Asia Limited (5)	HKD	19,479	(12,114)	2,486	(1,546)
LB Asia Pacific (Singapore) PTE	SGD	936	(559)	692	(413)
LB Investments PTE Ltd	SGD	805	(520)	595	(384)
Lehman Brothers Australia Ltd (5)	AUD	114	(85)	74	(55)
Other				79	(69)

Total Asia				3,925	(2,468)	50	8

Total				$18,808	$(5,856)	$2,046	$227

(1)

Total Europe – Senior and Total Asia “Admitted or Agreed Claims in Local Currency,” “Collections to Date in Local Currency,” “Admitted or Agreed Filed Claims in USD,” and “Collections to Date in USD” include statutory interest expected and/or received to date, less (i) any applicable tax withholdings, which the Company will claim from the relevant tax authorities, and (ii) any distributions received on the claims prior to the assignments of the claims to LBHI and/or LBHI-Controlled Affiliates.

(2)

Refer to Note 1 – Basis of Presentation – Due from Affiliates herein for further information on the Maximum Potential Recovery in USD. The Total Europe balance in Maximum Potential Recoveries includes an estimate for Lehman Brothers Holding PLC – Subordinated.

(3)

Refer to Note 1 – Basis of Presentation herein for further information on the estimated recoveries from Non-Controlled Affiliates. Estimated Recoveries for Lehman Brothers Holdings PLC – Subordinated are treated as an Excluded Recovery herein, and therefore these June 30, 2023 Cash Flow Estimates exclude any estimated recovery for Lehman Brothers Holdings PLC – Subordinated.

(4)	Total Europe – Subordinated does not include potential statutory interest and has not been adjusted for guarantee claim payments by LBHI.
(5)	Includes certain claims against Non-Controlled Affiliates acquired through settlements with third parties.
(6)	Total Europe – Senior has not been adjusted for guarantee claim payments by LBHI.

Quarterly Financial Report as of June 30, 2023 (Unaudited)

Note 2 – Due from Non-Controlled Affiliates (continued)

The table below presents the Maximum Potential Recovery Due from Non-Controlled Affiliates balances as of June 30, 2023, and the related activity since the previously filed Quarterly Financial Report as of April 6, 2023 (See Section IV – Balance Sheets):

		Activity 4/7/23 - 6/30/23
$ in millions	As of April 6, 2023	Cash Receipts	Cash Distributions	Other (1)	As of June 30, 2023
Due From Non-Controlled Affiliates	$2,005	$—	$—	$41	$2,046

(1)	Other includes the positive impact of movements in foreign exchange rates for the period calculated on the Maximum Potential Recovery balances.

Quarterly Financial Report as of June 30, 2023 (Unaudited)

Note 2 – Due from Non-Controlled Affiliates (continued)

The Company owns senior claims with an aggregate remaining unpaid balance of GBP 94 million and a subordinated claim of GBP 1.1 billion against LBH PLC, a non-controlled affiliate in administration in the UK. LBH PLC is the sole beneficiary of all distributions flowing from Lehman Brothers Holdings Intermediate 2 Ltd. (“LBHI2”), and LBHI2 is, other than Elliott Management Corporation and King Street Capital Management Corporation L.P. (together, the “Funds”), the sole beneficiary of the Wentworth Joint Venture related to LBIE (described below).

Wentworth Joint Venture related to LBIE

A joint venture was formed on January 31, 2014 to facilitate the resolution of LBIE claims (the “Joint Venture”). The economic beneficiaries of the Joint Venture include LBHI2 and the Funds.

•	LBHI2 contributed to the Joint Venture its admitted senior claim of GBP 36.3 million (“Senior Claim”), subordinated claims of GBP 1.24 billion (“Sub Debt”), and an economic interest in its preferred equity (“Preferred Equity”) in LBIE.

•	The Funds paid approximately GBP 650 million to LBHI2 (by way of a capital contribution to the Joint Venture) and contributed to the Joint Venture the distributions on their claims against LBIE (approximately GBP 2.6 billion face as of January 31, 2014) in excess of the principal amount plus post-administration interest at 8% per year. LBHI2’s final recoveries and distributions will be determined following the resolution of the LBIE estate.

The Joint Venture includes a joint recovery pool governed by a specific sharing formula. Subject to certain adjustments, which could be material, all recoveries from the Sub Debt, Senior Claim, Preferred Equity, and the Funds’ contribution are split as follows:

(a)	100% to the Funds up to the Tier 1 Pool Threshold Amount;

(b)	For recoveries between the Tier 1 Pool Threshold Amount up to the Tier 2 Pool Threshold Amount, 70% to the Funds and 30% to LBHI2;
(c)	For recoveries between the Tier 2 Pool Threshold Amount up to the Tier 3 Pool Threshold Amount, 50% to the Funds and 50% to LBHI2; and

(d)	For recoveries above the Tier 3 Pool Threshold Amount, 25% to the Funds and 75% to LBHI2.

The “Tier 1 Pool Threshold Amount” is GBP 650 million. The “Tier 2 Pool Threshold Amount” is GBP 1.3 billion plus interest calculated at the simple rate of 2.25% from November 30, 2013 through September 3, 2018; thereafter, interest is calculated at the simple rate of 1.25%. The “Tier 3 Pool Threshold Amount” is GBP 2.2 billion plus interest calculated at the simple rate of 4.25% from November 30, 2013 through September 3, 2018; thereafter, interest is calculated at the simple rate of 2.5%.

A detailed summary of the terms of the parties’ commitments and the Joint Venture is available at www.lehman-docket.com in the Key Documents section.

If LBIE makes distributions on the Preferred Equity before aggregate distributions from the Joint Venture to the Funds and LBHI2 have reached GBP 2.2 billion (plus interest), then, in certain circumstances, LBHI2, Luxembourg Finance S.a.r.l. (“Lux Finance”) and LBHI shall be obligated to make payments to preserve the economic terms of the transaction as if 100% of the Preferred Equity proceeds had been transferred by LBHI2 to the Joint Venture.

Quarterly Financial Report as of June 30, 2023 (Unaudited)

Note 3 – Due to LBHI from LBHI-Controlled Affiliates

The table below presents the Due to LBHI from LBHI-Controlled Affiliates balances as of June 30, 2023, and the related activity since the previously filed Quarterly Financial Report as of April 6, 2023 (See Section IV – Balance Sheets):

		Activity 4/7/23 - 6/30/23
$ in millions	As of April 6, 2023	Cash Receipts	Cash Distributions	Other	As of June 30, 2023
Due to LBHI from LBHI-Controlled Affiliates	$67	$—	$—	$—	$67

Quarterly Financial Report as of June 30, 2023 (Unaudited)

Note 4 – Legal Proceedings

The Company is involved in or will be impacted by a number of judicial proceedings, including but not limited to the proceedings listed below. In its June 30, 2023 Cash Flow Estimates, the Company has included recovery estimates for all of its affirmative litigations, except for the matters shown in the Excluded Recoveries section in the table below. As more information becomes available, the Company may record revisions, which may be material, in future Quarterly Financial Reports. (See Note 1 – Basis of Presentation – Litigation for further discussion on the impact of these litigations on the cash flow estimates.)

EXCLUDED RECOVERIES

Counterparty	Controlled Entities Party to Litigation	Debtor(s) Potentially Impacted by Litigation	Court	Most Recent Disclosure
LB GP No. 1 Ltd (“ECAPs”)	LBHI	LBHI	United Kingdom	(a)

LBIE vs. AG Financial Products (“AGR”)	None	LBHI	NYS Supreme	(b)

OTHER LITIGATIONS

Counterparty	Controlled Entities Party to Litigation	Debtor(s) Potentially Impacted by Litigation	Court	Most Recent Disclosure
LBF - Enasarco	None	LBHI	Swiss Court	(c)

Sweetwater	LBHI	LBHI	Delaware Chancery Court	(d)

LBT Clawbacks	LBHI	LBHI	Bankruptcy Court	October 1, 2020 Balance Sheets - Docket No. 60960

Quarterly Financial Report as of June 30, 2023 (Unaudited)

Note 4 – Legal Proceedings (continued)

(a)	ECAPS

LBHI owns a claim of GBP 1.1 billion related to the subordinated debt issued by LBH PLC, a non-controlled affiliate in administration in the UK. LBH PLC also has outstanding subordinated notes owned by three third party trusts known as ECAPS I, II, and III. A dispute over the relative priority of these subordinated debt instruments issued by LBH PLC was litigated in the UK courts. The Court of Appeal held that the subordinated notes owned by ECAPS I-III are senior to the subordinated debt owned by LBHI. In August 2022, the Supreme Court declined to consider LBHI’s appeal of that decision.

On March 14, 2023, LBH PLC filed an application to the High Court of Justice in England for directions (the “Application”) on certain legal issues which are relevant to the priority and payment of future distributions to holders of its subordinated debts. The outcome of this Application will have a material effect on LBHI recoveries.

On May 4, 2023, a procedural case management hearing was held in the UK High Court pertaining to this Application.

The trial is scheduled to begin on October 9th.

For further information, please refer to the “ongoing litigation” section of LBH PLC’s website: www.pwc.co.uk/services/business-recovery/administrations/non-lbie-companies/lbh-plc-in-administration.html

Solely for the purpose of maintaining the confidentiality of its assumptions relating to these uncertain recoveries, which are informed by privileged advice from counsel, LBHI treats recoveries from this matter as an Excluded Recovery in its June 30, 2023 Cash Flow Estimates. As a result, LBHI excludes from its June 30, 2023 Cash Flow Estimates all potential recoveries from its subordinated debt claim against LBH PLC (including indirectly LBIE’s litigation against AGR), and its agreements with holders of approximately 16.8% of the ECAPS.

(b)	LBIE vs. AG Financial Products (“AGR”)

On November 28, 2011, LBIE sued AG Financial Products Inc. (“AGR”), an affiliate of Assured Guaranty Corp., which in the past had provided credit protection to counterparties under credit default swaps. LBIE’s complaint, which was filed in the Supreme Court of the State of New York (the “New York Supreme Court”), alleged that AGR improperly terminated nine credit derivative transactions between LBIE and AGR and improperly calculated the termination payment in connection with the termination of 28 other credit derivative transactions between LBIE and AGR. LBIE asserted in the complaint that AGR owes LBIE a termination payment of approximately $1.4 billion.

On July 2, 2018, the New York Supreme Court dismissed LBIE’s claims with respect to the nine allegedly improperly terminated transactions in their entirety. That ruling remains subject to appeal. The Court also dismissed the claim that AGR breached its implied duty of good faith and fair dealing with respect to the valuation of the 28 terminated credit derivatives transactions but found that there is a genuine question of fact as to the reasonableness and good faith of AGR’s calculation of its loss, and which allowed LBIE to proceed with its claim against AGR for breach of contract.

The trial in the New York State Supreme Court, Commercial Division concluded on November 19, 2021. On March 8, 2023, the Court issued its decision in favor of AGR and granted AGR’s claim. LBIE will have 30 days from entry of the judgment to file a Notice of Appeal. AGR filed a motion on April 13, 2023 seeking to have interest on the judgment applied at 9% compounding based upon the ISDA and LBIE opposed that motion arguing that the applicable rate was 8% simple as dictated by LBIE’s Scheme. The Court denied AGR’s motion and determined that the appropriate rate was 8% simple. AGR filed a Notice of Appeal of that decision and filed its appeal brief on September 22, 2023.

Solely for the purpose of maintaining the confidentiality of its assumptions relating to these uncertain recoveries, which are informed by privileged advice from counsel, LBHI treats the AGR litigation as an Excluded Recovery herein and therefore excludes estimates for the AGR litigation from these June 30, 2023 Cash Flow Estimates.

Quarterly Financial Report as of June 30, 2023 (Unaudited)

Note 4 – Legal Proceedings (continued)

(b) LBIE vs. AG Financial Products (“AGR”) (continued)

The ultimate outcome of this litigation will have a material effect on the results of LBH PLC (indirect beneficiary of LBIE). The Company has claims against LBH PLC (see Note 2 – Due from Non-Controlled Affiliates).

(c)	LBF– Enasarco

Enasarco v. LBF is a dispute regarding the appropriate valuation of a terminated derivative transaction. Enasarco filed a claim of CHF 67 million against LBF based on the alleged loss incurred on the replacement of its derivative trade. The replacement trade was executed several months after the termination date of the original trade with LBF. LBF argued, among other things, that Enasarco had an obligation to value the trade as of the Early Termination Date, which would have resulted in a receivable to LBF, but in any event by a date earlier than that used by Enasarco.

LBF pursued the receivable in the UK courts but was not successful. In Switzerland, LBF rejected Enasarco’s claim and Enasarco objected. Enasarco’s claim was litigated in first instance Swiss Court (on remand) on November 16, 2021. On December 22, 2021, the first instance Swiss Court (on remand) ruled in favor of Enasarco, granting Enasarco the full amount of its filed claim, plus certain legal costs. On February 24, 2022, LBF appealed this ruling to the Superior Court of the Canton of Zurich. On October 7, 2022, the Superior Court denied LBF’s appeal on procedural grounds having nothing to do with underlying merits of the appeal. On November 8, 2022, LBF appealed this decision to the Swiss Federal Supreme Court and are awaiting a decision on that appeal.

LBHI is the largest creditor of LBF, a non-controlled affiliate in liquidation in Switzerland. LBF’s remaining future distributions will be materially impacted by the outcome of this legal proceeding.

In addition, the outcome of LBHI’s lone remaining disputed claim will be based on the outcome of this litigation (see footnote (3) on page 5 for more information).

(d)	Sweetwater

The State of Delaware filed an action in 2007 in Delaware Chancery Court against LBHI and Sweetwater Point LLC, an entity established to develop real estate, seeking a ruling that the State has superior title to the Sweetwater development site. LBHI and Sweetwater denied the claim to superior title and counterclaimed for damages resulting from the State’s failure to assert its allegedly superior right to ownership of the property in a timely fashion. LBHI holds a 50% interest in Sweetwater Point and a $6 million mortgage on the property in question. The case went to trial on the sole issue of title in 2017. In March of 2018 the Chancery Court ruled in favor of the State. The parties settled this matter and the case has been closed by stipulation of the parties.

Quarterly Financial Report as of June 30, 2023 (Unaudited)

Note 5 – Taxes Payable

Taxes payable is an estimate of tax liabilities, net of the estimated impact of any refund claims, deposits, and net operating losses (“NOL”). Taxes payable have been allocated among the members of the LBHI Tax Group pursuant to the Debtor Allocation Agreement. The Debtor Allocation Agreement, which became effective on the Effective Date, addresses the relationship among the Debtors and certain Affiliates with respect to consolidated federal/combined state/local income taxes for pre-petition and post-petition years.

As of June 30, 2023, the Company recorded an estimate of $16.1 million for potential pre- and post-petition amounts owed to federal, state, local and international taxing authorities, net of expected refund claims. Between April 6, 2023, and June 30, 2023, the Company has reduced its tax payable by $2 million as a result of global tax audit progress.

Net Operating Losses

The NOLs of the LBHI Tax Group (including LBHI-Controlled Affiliates) are subject to audit and adjustment by the IRS and primarily expire in or about 2028. Substantially all of the LBHI Tax Group’s current consolidated net operating loss carryovers are attributable to the Debtors. The Plan provides for an orderly liquidation of the Debtors. As previously disclosed in the Company’s Quarterly Financial Report as of March 31, 2012 [Docket No. 29731], the LBHI Tax Group received a private letter ruling from the IRS in connection with the Plan going effective that stated (i) the liquidation of the Debtors for U.S. federal income tax purposes may occur over an extended period, and (ii) the reduction of the LBHI Tax Group’s NOLs as a result of the discharge of debt pursuant to the Plan generally would not occur until completion of the liquidation.

In January 2020, the Company received a supplemental IRS ruling extending the original ruling relating to the Company’s liquidation. All remaining Debtor NOLs not previously utilized to absorb taxable income of the LBHI Tax Group are expected to be fully utilized to offset income resulting from the discharge of debt on the final date of liquidation of LBHI.

Quarterly Financial Report as of June 30, 2023 (Unaudited)

Note 6 – Subsequent Events

27th Plan Distribution

On October 5, 2023, LBHI will make its 27th Plan Distribution to creditors. The Company will distribute approximately $24 million, including $22 million to claims owned or formerly owned by third party creditors.

Through D27, the Debtors will have made distributions to creditors totaling $129.1 billion, including $96.1 billion on account of claims owned or formerly owned by third party creditors.

IV.	Balance Sheets

LEHMAN BROTHERS HOLDINGS INC. and LBHI-Controlled Affiliates

Balance Sheets As of June 30, 2023

(Unaudited)

($ in millions)	Lehman Brothers Holdings Inc. 08-13555 (1)	Total LBHI- Controlled Affiliates (2)
Assets
Cash and short-term investments	$14	$24
Cash and short-term investments pledged or restricted	93	6
Financial instruments and other inventory positions	9	8
Receivables from LBHI-Controlled Affiliates and other assets	9	1
Investments in Affiliates	74	(0)
Due from Affiliates:
LBHI-Controlled Affiliates	67	(0)
Non-Controlled Affiliates	1,937	109

Total Due from Affiliates	2,005	109

Total Assets	$2,204	$148

Liabilities and Stockholders’ Equity
Liabilities
Payables to LBHI and other liabilities	$8	$1
Due to Affiliates:
LBHI	$0	67
Non-Controlled Affiliates	0	2

Total Due to Affiliates	0	69
Taxes Payable	12	5
Liabilities Subject to Compromise	128,467	—

Total Liabilities	128,487	74
Stockholders’ Equity	(126,284)	74

Total Liabilities and Stockholders’ Equity	$2,204	$148

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances for LBHI do not reflect the impact of eliminations of intercompany balances and investments in subsidiaries.
(2)

Balances for LBHI-Controlled Affiliates reflect the impact of eliminations of (i) intercompany balances only between LBHI-Controlled Affiliates and (ii) investments in subsidiaries only between LBHI-Controlled Affiliates.

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